                                                                      Exhibit 21

                                             STATE OF            PERCENTAGE
          NAME:                              ORGANIZATION:       OWNERSHIP:
Asset Alliance Holding Corp.                 Delaware            100%

Asset Alliance Advisors Inc.                 Delaware            100%*

Asset Alliance Investment Services Inc.      Delaware            100%*

Asset Alliance Management Corp.              Delaware            100%*

Milestone Investment Group Inc.              Delaware            100%*

Asset Alliance Bricoleur Merger Co. Inc.     Delaware            100%*

Milestone Global Advisors L.P.               Delaware            99% (Limited Partnership Interest)**

Trust Advisors LLC                           Delaware            50%*

Silverado Capital Management LLC             Delaware            50%*

Bricoleur Capital Management LLC             Delaware            50%***

-------------------
  * Ownership interest through Asset Alliance Holding Corp.

 ** Milestone Investment Group Inc. Limited Partner

*** Ownership interest through Asset Alliance Bricoleur Merger Co. Inc.